SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Salomon Brothers Inflation Management Fund Inc.

Salomon Brothers Municipal Partners Fund Inc.

Salomon Brothers Variable Rate Strategic Fund Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Citigroup Closed-End Funds

Announce Adjournment of Special Meetings of Shareholders

NEW YORK – (Business Wire) – November 29, 2005

The following Citigroup closed-end funds –Salomon Brothers Inflation Management Fund Inc., Salomon Brothers Municipal Partners Fund Inc. and Salomon Brothers Variable Rate Strategic Fund Inc. - today issued the following statement:

The Special Meetings for the Funds have been adjourned to December 16, 2005 to allow each Fund to continue to solicit votes to reach the necessary quorum to conduct business at the Special Meetings or to provide shareholders an opportunity to consider further issues being presented at the Special Meetings. The December 16 meetings will be held at 3:00 p.m., at Citigroup Center, 153 East 53rd Street, Conference Room N, 14th Floor, New York, New York 10022. The record date for the Special Meetings remains August 22, 2005.

Shareholders having questions or needing assistance in voting their shares should contact Georgeson Shareholder Communications at 1-888-293-6728.

Symbols: IMF, MNP, GFY

Contact:	Brenda Grandell
Director, Closed-End Funds
Citigroup Asset Management
212-291-3775

Media Relations:	Mary Athridge
Media Relations
Citigroup Asset Management
212-559-0104